EXHIBIT 99.1

YOUNG BROADCASTING INC. REPORTS RESULTS FOR THIRD QUARTER

Company Reduces Operating Expenses for Quarter and Nine Month Period

                NEW YORK, NY, November 8, 2007 — Young Broadcasting Inc. (“YBI”) (NASDAQ:YBTVA) today announced results for the three and nine months ended September 30, 2007.

                Net revenue for the quarter was $47.5 million, down from the $53.6 million reported for the same period in 2006, primarily reflecting a $4.3 million decrease in net political revenue.  In a year not featuring a major election cycle, YBI saw political revenue for the quarter more than double over the third quarter of 2005 to $2.8 million from $1.3 million. Operating expenses in the third quarter of 2007 were 8.2% lower than operating expenses in the same quarter of 2006. The quarter’s SOP declined to $5.8 million from $8.1 million for the same period last year. (Station operating performance, “SOP,” is a non-GAAP measure. See below for definition.)

                For the nine months ended September 30, 2007, net revenues were $146.3 million, or 7.8% lower than the same period in 2006.  Operating expenses during the nine months ended September 30, 2007 decreased 4.3% to $128.7 million.  SOP for the nine months ended September 30, 2007 was $27.4 million.

                The Company’s cost-saving initiatives once again resulted in a reduction of its operating expenses.  YBI has significantly reduced its operating expenses in recent years. The last time that quarterly operating expenses were lower than the $42.2 million reported for the quarter ended September 30, 2007 was in the third quarter of 2003. The Company believes that its costs will remain stable or decline for the next few quarters.

                “The strength of the newscasts airing on our local stations continues to be a magnet for political advertising even during an off-cycle year such as the one we’re currently in,” said Vincent Young, Chairman of Young Broadcasting Inc.  He added, “While confronted by the economic weakness in some of our markets and the downturn in the automotive and financial institution sectors, our group has continued to positively position itself in the marketplace through our innovative 3rd Leg sales campaigns.  We are also encouraged by the positive ratings trends in prime time at KRON-TV in San Francisco as a result of the new programming line-up being employed by MyNetwork TV.”

                “I am optimistic about our prospects in 2008,” Mr. Young continued. “Successful new sales programs, political revenues, possible retransmission fees and the expense reductions described above should result in strong growth.”

Use of Non-GAAP Measures

                Station operating performance (“SOP”) is not a financial measure calculated in accordance with generally accepted accounting principles (GAAP) in the United States. The Company defines SOP as operating income, plus non-cash compensation to employees, corporate overhead, depreciation and amortization. The Company believes that SOP is useful information for investors because it enables them to assess the Company’s television stations’ performance in a manner similar to the method used by management and it provides a measure that can be used to analyze, value and compare companies in the television industry. A limitation of this measure, however, is that it excludes depreciation and amortization, which represent the periodic costs of capitalized tangible and intangible assets used in the Company’s business. It also excludes the cost of corporate overhead required to manage the group of stations owned by the Company and non-cash compensation of employees which principally represents the Company’s contribution of stock to the 401(k) plan offered to employees and the costs recognized from certain stock compensation transactions.

                SOP should not be regarded as an alternative to either operating income or net loss as an indicator of operating performance or to the statement of cash flows as a measure of liquidity, nor should it be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. The Company believes that operating income (loss) is the most directly comparable GAAP financial measure to the SOP financial measure. Reconciliations of historical presentations of SOP to operating income (loss), its most directly comparable GAAP financial measure, are provided in the attachment to this release.

Third Quarter Conference Call

                Young Broadcasting Inc. (“YBI”) (NASDAQ:YBTVA) has scheduled a conference call for Thursday, November 8, 2007 at 11:00 AM (ET).  You may participate in the conference call by dialing 888-552-9135 (Passcode: YOUNG, Leader: Vincent Young). This will enable you to listen to the presentation. At the end of the presentation you will have the opportunity to participate in a Q&A session with Vincent Young, CEO of Young Broadcasting Inc. and with James Morgan, the company’s CFO.

                You may listen to a live webcast of the call via the Company’s website at www.youngbroadcasting.com. The archive will be available for replay through December 8, 2007. The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site. You may listen to a telephone replay of the entire call by dialing 800-695-0367 through November 14, 2007.

About Young Broadcasting

                Young Broadcasting owns ten television stations and the national television representation firm, Adam Young Inc.  Five stations are affiliated with the ABC Television Network (WKRN-TV — Nashville, TN, WTEN-TV — Albany, NY, WRIC-TV — Richmond, VA, WATE-TV — Knoxville, TN, and WBAY-TV — Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV — Lansing, MI, KLFY-TV — Lafayette, LA and KELO-TV — Sioux Falls, SD) and one is affiliated with the NBC Television Network (KWQC-TV — Davenport, IA).  KRON-TV — San Francisco, CA which had been the largest independent station in the U.S. and the only independent VHF station in its market, became a MyNetwork TV affiliate on September 5, 2006.

                Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are advised that such forward-looking statements are subject to risks and uncertainties that could significantly affect actual results from those expressed in any such statements. Readers are directed to Young Broadcasting’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as its other filings from time to time with the Securities and Exchange Commission, for a discussion of such risks and uncertainties. Such risks and uncertainties include, among other things, the impact of changes in national and regional economies, the ability to successfully integrate acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, volatility in programming costs and geopolitical factors. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to update or revise the forward-looking statements contained in this press release, except as otherwise required by applicable federal securities laws.

                Contact: Vincent Young, Chairman, James Morgan, Chief Financial Officer — 212-754-7070 or Don Ciaramella of The Lippin Group at 212-986-7080

YOUNG BROADCASTING INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,

	2006	2007	2006	2007
	(dollars in thousands, except per share data)		(dollars in thousands, except per share data)

Net revenue	$158,692	$146,327	$53,551	$47,526
Operating expenses	134,483	128,741	45,919	42,151
Write-down of program license rights	4,544	4,461	4,344	3,950
Depreciation and amortization	13,978	12,578	4,457	4,067
Operating income (loss)	5,687	547	(1,169)	(2,642)

Interest expense, net	(49,443)	(51,715)	(17,104)	(17,424)
Other (expenses) income, net	(1,006)	230	64	76
	(50,449)	(51,485)	(17,040)	(17,348)

Loss before provision for income tax	(44,762)	(50,938)	(18,209)	(19,990)
Income tax expense	(12,603)	(17,436)	2,468	(4,828)
Net loss	$(57,365)	$(68,374)	$(15,741)	$(24,818)

Net loss per common share - basic	$(2.69)	$(3.06)	$(0.72)	$(1.10)
Weighted average shares - basic	21,309,575	22,334,340	21,758,368	22,657,928

Other Financial Data:

Amortization of program license rights	$25,227	$22,179	$11,354	$9,541
Payments for program license liabilities	$20,079	$20,706	$6,840	$7,016
Capital expenditures	$4,210	$4,734	$1,777	$2,124

Reconciliation of Station Operating Performance to Operating Income (loss):

Operating income (loss)	5,687	547	(1,169)	(2,642)
Plus:
Non-cash compensation	3,796	4,783	1,513	1,587
Depreciation and amortization	13,978	12,578	4,457	4,067
Corporate overhead	10,360	9,531	3,316	2,761
Station Operating Performance	$33,821	$27,439	$8,117	$5,773